As filed with the Securities and Exchange Commission
                            on March 17, 1997
                                              Registration No. 333-
 .
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                   _____________________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                   ____________________________________

                              TOYS "R" US, INC.
            (Exact name of registrant as specified in its charter)

      Delaware                                           22-3260693
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

     461 From Road, Paramus, New Jersey                          07652
  (Address of Principal Executive Officers)                    (Zip Code)

             TOYS "R" US, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                               Louis Lipschitz
            Executive Vice President and Chief Financial Officer
                             TOYS "R" US, INC.
                               461 From Road
                         Paramus, New Jersey  07652
                               (201) 262-7800
       (Name, Address and Telephone Number of Agent for Service)

                                Copy to:
                            Andre Weiss, Esq.
                         Schulte Roth & Zabel LLP
                             900 Third Avenue
                        New York, New York  10022
                   _____________________________________

                       CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
  Title of                         Maximum           Maximum        Amount of
 Securities to   Amount to be    Offering Price     Aggregate     Registration
 be Registered    Registered      Per Share(1)   Offering Price(1)    Fee
______________________________________________________________________________
Common Stock,   2,000,000 shares(2)  $28.125       $56,250,000      $17,045.46
par value $.10
per share

-----------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the registrant's Common Stock ("Common Stock") for March 12, 1997, as listed on the New York Stock Exchange.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of Common Stock as, in accordance with the registrant's Employee Stock Purchase Plan (the "Plan"), may be required to cover possible adjustments to the Common Stock resulting from stock splits, stock dividends or similar transactions.

                        PRIOR REGISTRATION STATEMENT

This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock in connection with the Plan. A registration statement on Form S-8, File No. 33-16821, was filed with the Commission on August 28,1987. The prior registration statement remains in effect for shares of Common Stock acquired in reliance upon such registration statement. However, the contents of such prior registration statement are updated by the contents of this Registration Statement and, in addition, all shares of Common Stock acquired under the Plan from this date forward will be acquired in reliance upon this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             Item 3.  Incorporation of Documents By Reference.

             The following documents, which have been filed by Toys "R" Us, Inc., a Delaware corporation (the "Company"), with the Commission, are incorporated in this Registration Statement by reference:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certified financial statements for the Company's fiscal year ended February 3, 1996.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended May 4, 1996, August 3, 1996 and November 2, 1996, filed pursuant to
Section 13(a) or 15(d) of the Exchange Act.

             3. The Company's Current Reports on Form 8-K for July 15, 1996, October 2, 1996, January 6, 1997 and February 3, 1997.

             4. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 5, 1996, filed pursuant to Section 14 of the Exchange Act.

             5. The description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 13, 1979 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

             All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.


             Item 4.  Description of Securities.

             Not Applicable.

             Item 5.  Interests of Named Experts and Counsel.

Legal Opinion.

             Not applicable.  See "Note" to Item 8.

Experts.

             The consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended February 3, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be incorporated by reference in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

             Item 6.  Indemnification of Directors and Officers.

Limitation of Directors' Liability.

             The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or
(v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

             The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such
action, suit or proceeding.   The Company has entered into indemnification
agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

             Item 7.  Exemption from Registration Claimed.

             Not Applicable.

             Item 8.  Exhibits.

             The following is a complete list of exhibits filed as a part of this Registration Statement:

             Exhibit No.        Document
                 4.1            Restated Certificate of Incorporation of the
                                Company, filed as Exhibit 3.1 to the Company's
                                Form 8-B of January 3, 1996, and incorporated herein by reference

                 4.2 Amended and Restated By-Laws of the Company, filed as Exhibit 3.2 to the Company's Form 8-B of January 3, 1996, and incorporated herein by reference

                 4.3 Employee Stock Purchase Plan of the Company, dated as of September 1987, as amended

                 23.1           Consent of Ernst & Young LLP

                 24 Powers of Attorney (included in the signature pages of this Registration Statement)

Note: In accordance with the instructions to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K, an opinion of counsel is not being furnished in connection with this Registration Statement because (a) in accordance with prior practice, all purchases of shares of Common Stock under the Plan will be carried out on the open market and no new shares will be issued in connection with the Plan, and (b) the Plan is not subject to the requirements of ERISA.

             Item 9.  Undertakings.

             A.	To Update Annually.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)	To include any prospectus required by Section 10(a)(3) of
the Securities Act;

             (ii)	To reflect in the prospectus any facts or events arising
after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii)	To include any material information with respect to the
plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B	 Incorporation of Subsequent Exchange Act Documents by Reference.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C.	Indemnification of Officers and Directors.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 17th day of March, 1997.

                                                TOYS "R" US, INC.

                                                 By:  /S/ Louis Lipschitz
                                                   ----------------------
                                                   Louis Lipschitz
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                  POWER OF ATTORNEY

         The Registrant and each person whose signature appears below hereby appoint Michael Goldstein and Louis Lipschitz, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 17th day of March, 1997.

Name and Signature                 Title
---------------------              -----

/s/Charles Lazarus                 Chairman of the Board
---------------------

/s/Michael Goldstein               Vice Chairman and Chief
---------------------              Executive Officer (Principal Executive
                                   Officer)

/s/Robert C. Nakasone              Director, President and
----------------------             Chief Operating Officer

/s/Louis Lipschitz                 Executive Vice President and
-------------------                Chief Financial Officer
                                   (Principal Financial Officer)

/s/Joseph J. Lombardi              Vice President - Controller
----------------------             (Principal Accounting Officer)


/s/Robert A. Bernhard              Director
---------------------

/s/RoAnn Costin                    Director
----------------

/s/Milton S. Gould                 Director
-------------------

/s/Shirley Strum Kenny             Director
----------------------

/s/Norman S. Matthews              Director
----------------------

/s/Howard W. Moore                 Director
----------------------

/s/Harold M. Wit                   Director
----------------------